Exhibit 25.2
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

___ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_____________________________

WESTINGHOUSE AIR BRAKE TECHNOLOGIES
CORPORATION
 (Exact name of obligor as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	25-1615902
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

30 Isabella Street
Pittsburgh, Pennsylvania	15212
(Address of principal executive offices)	(Zip code)
_____________________________

Senior Debt Securities
(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter and Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices*	State or Other Jurisdiction Of Incorporation	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code
GE Transportation, a Wabtec Company	Delaware	83-0543909	3743
RFPC Holding Corp.	Delaware	51-0345158	3743
Schaefer Equipment, Inc.	Ohio	25-0777620	3743
Standard Car Truck Company	Delaware	36-2704499	3743
Transportation IP Holdings, LLC	Delaware	06-1554217	3743
Transportation Systems Services Operations Inc.	Nevada	06-1105824	3743
Wabtec Holding Corp.	Delaware	23-2870660	3743
Wabtec Railway Electronics Holdings, LLC	Delaware	N/A	3743
Wabtec Transportation Systems, LLC	Delaware	N/A	3743
Workhorse Rail, LLC	Pennsylvania	77-0635262	3743

*          The address, including zip code, and telephone number, including area code, of each additional registrant is c/o David L. DeNinno, Esq., Executive Vice President, General Counsel and Secretary, Westinghouse Air Brake Technologies Corporation, 30 Isabella Street, Pittsburgh, Pennsylvania 15212, telephone number (412) 825-1000.  The name, address, including zip code, and telephone number, including area code, of the agent for service for each additional registrant is David L. DeNinno, Esq., Executive Vice President, General Counsel and Secretary, Westinghouse Air Brake Technologies Corporation, 30 Isabella Street, Pittsburgh, Pennsylvania 15212, telephone number (412) 825-1000.

Item 1.    General Information.  Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

 Comptroller of the Currency
 Treasury Department
 Washington, D.C.

 Federal Deposit Insurance Corporation
 Washington, D.C.

 Federal Reserve Bank of San Francisco
 San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

 The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

 None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee.          Not applicable.

Item 16.    List of Exhibits.          List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*  Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and State of Georgia on the 11th day of June, 2020.

WELLS FARGO BANK, NATIONAL ASSOCIATION

_/s/ Stefan Victory
Stefan Victory
Vice President

EXHIBIT 6

June 11, 2020

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

_/s/ Stefan Victory
Stefan Victory
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business March 31, 2020, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$21,745
Interest-bearing balances		123,531
Securities:
Held-to-maturity securities		169,848
Available-for-sale securities		242,111
Equity Securities with readily determinable fair value not held for trading		122

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		82
Securities purchased under agreements to resell		58,438
Loans and lease financing receivables:
Loans and leases held for sale		14,855
Loans and leases, net of unearned income	968,033
LESS: Allowance for loan and lease losses	10,893
Loans and leases, net of unearned income and allowance		957,140
Trading Assets		58,848
Premises and fixed assets (including capitalized leases)		11,733
Other real estate owned		235
Investments in unconsolidated subsidiaries and associated companies		13,202
Direct and indirect investments in real estate ventures		12
Intangible assets		32,598
Other assets		59,196

Total assets		$1,763,696

LIABILITIES
Deposits:
In domestic offices		$1,403,302
Noninterest-bearing	452,458
Interest-bearing	950,844
In foreign offices, Edge and Agreement subsidiaries, and IBFs		44,243
Noninterest-bearing	858
Interest-bearing	43,385
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		2,055
Securities sold under agreements to repurchase		6,389

Dollar Amounts In Millions

Trading liabilities	15,841
Other borrowed money
(Includes mortgage indebtedness and obligations under capitalized leases)	76,704
Subordinated notes and debentures	12,499
Other liabilities	32,411

Total liabilities	$1,593,444

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	114,728
Retained earnings	54,130
Accumulated other comprehensive income	844
Other equity capital components	0

Total bank equity capital	170,221
Noncontrolling (minority) interests in consolidated subsidiaries	31

Total equity capital	170,252

Total liabilities, and equity capital	$1,763,696

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors
Maria R. Morris
Theodore F. Craver, Jr.
Juan A. Pujadas